UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

SERES THERAPEUTICS, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Seres Therapeutics, Inc.
PROXY STATEMENT
Annual Meeting of Stockholders June 22, 2022 8:00 a.m. Eastern Time

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

April 29, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Seres Therapeutics, Inc. at 8:00 a.m. Eastern time, on Wednesday, June 22, 2022 (the “Annual Meeting”). As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, the Annual Meeting will be held entirely online again this year. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2022.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who Can Attend the 2022 Annual Meeting of Stockholders?” on page 4 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting webcast, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote online during the Annual Meeting. Instructions on how to vote during the meeting will be available at www.virtualshareholdermeeting.com/MCRB2022.

Thank you for your support.

Sincerely,

Eric D. Shaff

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

To Be Held Wednesday, June 22, 2022

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

The Annual Meeting of Stockholders (the “Annual Meeting”) of Seres Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Eastern time on Wednesday, June 22, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2022 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (“Internet Notice”), your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.

To elect Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock (our “Common Stock”) as of the close of business on April 25, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for a purpose germane to the meeting by sending an email to info@serestherapeutics.com, stating the purpose of the request and providing proof of ownership of our Common Stock for a period of ten days prior to the Annual Meeting and will also be available on the bottom of your screen during the Annual Meeting after entering your 16-digit control number. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting webcast, we urge you to vote your shares via the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Thomas J. DesRosier

Secretary

Cambridge, Massachusetts

April 29, 2022

Proxy Statement

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Seres Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 22, 2022 (the “Annual Meeting”), at 8:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ MCRB2022 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on your proxy card or on the instructions that accompanied your proxy materials. Holders of record of shares of our common stock (our “Common Stock”), as of the close of business on April 25, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 92,230,428 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about April 29, 2022 to our stockholders on the Record Date.

In this proxy statement, “Seres”, “Company”, “we”, “us”, and “our” refer to Seres Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 22, 2022

This Proxy Statement and our 2021 Annual Report to Stockholders are available at http://www.proxyvote.com/.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

•

To elect Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this proxy statement, we know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

Our Board of Directors (the “Board of Directors” or the “Board”) recommends that you vote your shares of Common Stock as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares will be voted on your behalf as you direct. If not otherwise specified, shares of Common Stock represented by proxies will be voted, and the Board of Directors recommends that you vote:

•	FOR the election of Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff as Class I Directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you Received this Proxy Statement. You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2021 Annual Report available to our stockholders electronically via the Internet. On or about April 29, 2022, we commenced mailing to our stockholders an Internet Notice containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2022 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 25, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 92,230,428 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person, or by remote communication, or represented by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2022 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting online only if you are a Seres stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ MCRB2022.

The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your bank or broker holds your shares in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

WHY HOLD A VIRTUAL MEETING?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. Stockholders will have the same rights and opportunities to participate as they would have at an in-person meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders present in person, or by remote communication, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Stockholders of Record. If you are a stockholder of record, you may vote:

•	By Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	By Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Annual Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 21, 2022 (other than the voting that occurs during the Annual Meeting). To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet;

•	by giving written notice of revocation to the Secretary of Seres prior to the Annual Meeting; or

•	by voting online during the Annual Meeting.

Your most recent proxy card or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online during the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2022 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2022 Annual Meeting of Stockholders?”.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non- Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” with respect to the other proposals, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the other proposals.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and approval on an advisory (non-binding) basis of the compensation of our named executive officers. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Proposals to be Voted On

PROPOSAL 1

Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until such director’s successor is elected and qualified.

We currently have nine (9) directors on our Board, including three (3) Class I Directors. Our current Class I Directors are Dennis A. Ausiello, M.D., who has served on our Board since April 2015, Willard H. Dere, M.D., who has served on our Board since July 2017, and Eric D. Shaff, who has served on our Board since January 2019. The Board has nominated each of Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff for election as Class I Directors at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The members of the classes are divided as follows:

•

the Class I Directors are Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff, and their term will expire at the Annual Meeting and their subsequent term will expire at the 2025 Annual Meeting of Stockholders;

•	the Class II Directors are Stephen A. Berenson, Richard N. Kender, and Meryl S. Zausner, and their term will expire at the 2023 Annual Meeting of Stockholders; and

•	the Class III Directors are Grégory Behar, Paul R. Biondi, and Kurt C. Graves, and their term will expire at the 2024 Annual Meeting of Stockholders.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors or our Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the election of the below Class I Director nominees.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Name	Age	Served as a Director Since	Position with Seres	Class and Year Term Ending
Director Nominees
Dennis A. Ausiello, M.D.	76	2015	Director	Class I (Term Ending 2025 if elected at the Annual Meeting)
Willard H. Dere, M.D.	68	2017	Director	Class I (Term Ending 2025 if elected at the Annual Meeting)
Eric D. Shaff	46	2019	President, Chief Executive Officer and Director	Class I (Term Ending 2025 if elected at the Annual Meeting)
Continuing Directors
Stephen A. Berenson	61	2019	Chairman of the Board of Directors	Class II (Term Ending 2023)
Richard N. Kender	66	2014	Director	Class II (Term Ending 2023)
Meryl S. Zausner	65	2018	Director	Class II (Term Ending 2023)
Grégory Behar	52	2014	Director	Class III (Term Ending 2024)
Paul R. Biondi	52	2020	Director	Class III (Term Ending 2024)
Kurt C. Graves	54	2015	Director	Class III (Term Ending 2024)

The principal occupations and business experience, for at least the past five years, of each Director (including the Class I Director nominees) are as follows:

DENNIS A. AUSIELLO, M.D.	Age 76

Dennis A. Ausiello, M.D. has served as a member of our Board of Directors since April 2015. Dr. Ausiello has served as the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Director, Emeritus of Harvard Medical School’s M.D./Ph.D. Program since 1996, Chair of Medicine, Emeritus, and Director of the Center for Assessment Technology and Continuous Health (CATCH) at Massachusetts General Hospital, which he co-founded, since 2012, and Physician-in-Chief Emeritus at Massachusetts General Hospital since 2013. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello has served on the boards of directors of Alnylam Pharmaceuticals since April 2012 and Rani Therapeutics Holdings, Inc. since September 2018, and previously served on the board of directors of Pfizer Inc. from 2006 to 2019, where he currently serves on the advisory board since 2019. Dr. Ausiello also serves on the boards of directors of numerous privately held companies. Dr. Ausiello received a B.A. in Biochemistry from Harvard College and an M.D. from the University of Pennsylvania. We believe that Dr. Ausiello is qualified to serve on our Board of Directors because of his extensive experience as a physician and as a director of pharmaceutical companies.

WILLARD H. DERE, M.D.	Age 68

Willard H. Dere, M.D. has served as a member our Board of Directors since July 2017. Dr. Dere has been Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, and Co-Director of the Clinical and Translational Science Institute at the University of Utah Health Sciences Center since November 2014 and Associate Vice President for Research since September 2019. Prior to his professorship, from 2003 until his retirement in October 2014, Dr. Dere held multiple roles at Amgen, Inc., including Head of Global Development, and both corporate and international Chief Medical Officer, and led development of programs in various therapeutic areas. Dr. Dere serves on the boards of directors of several companies, including BioMarin Pharmaceutical, Inc. since July 2016, Radius Health since November 2014, and Mersana Therapeutics, Inc. since March 2018. He also serves on the boards of directors of privately held companies. From October 2016 to December 2017, he served on the board of directors of Ocera Therapeutics. Dr. Dere received his B.A. in History and Zoology and M.D. from the University of California, Davis, completed his internal medicine residency training at the University of Utah, and his postdoctoral training in endocrinology and metabolism at the University of California, San Francisco. We believe Dr. Dere is qualified to serve on our Board of Directors due to his extensive academic experience and his knowledge of the biotechnology industry.

ERIC D. SHAFF	Age 46

Eric D. Shaff has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2019. Previously, he served as our Chief Operating and Financial Officer and Executive Vice President from January 2018 until January 2019 and as our Chief Financial Officer from November 2014 until January 2019. From January 2012 to November 2014, Mr. Shaff was Vice President of Corporate Finance for Momenta Pharmaceuticals, or Momenta, a biotechnology company, where he helped manage Momenta’s accounting, finance, planning, and procurement functions, as well as contributing to Momenta’s investor relations efforts. Prior to Momenta, Mr. Shaff held a number of corporate development and finance positions with Genzyme Corporation, a biotechnology company, most recently as Vice President of Finance/Controller for the Personalized Genetic Health division. Mr. Shaff has served on the board of directors of Sigilon Therapeutics, Inc. since November 2017. Mr. Shaff received his B.A. from the University of Pennsylvania and his M.B.A. from Cornell University. We believe Mr. Shaff is qualified to serve on our Board of Directors because of his extensive business and finance experience and his knowledge of the biotechnology industry.

STEPHEN A. BERENSON	Age 61

Stephen A. Berenson has served as Chairman of our Board of Directors since December 2019 and as a member of our Board of Directors since August 2019. Mr. Berenson has been a Managing Partner at Flagship Pioneering, a life sciences innovation firm which conceives, creates, resources and develops first-in-category life sciences companies, since June 2017. Prior to Flagship, Mr. Berenson spent 33 years in various roles as an investment banker at J.P. Morgan, most recently serving in the role of Vice Chairman of Investment Banking from 2005 to April 2017, where he focused on providing high-touch strategic advice and complex transaction execution to leading companies across all industries globally. He was co-founder of J.P. Morgan’s Global Strategic Advisory Council and co-founder of the firm’s Board Initiative. Mr. Berenson has served as chairman of the board of directors of Cellarity since July 2021, and has served on the boards of directors of Moderna, Inc. since October 2017 and Repertoire Immune Medicines, a privately held company, since May 2021. Mr. Berenson received an S.B. in Mathematics from the Massachusetts Institute of Technology. We believe that Mr. Berenson is qualified to serve on our Board of Directors because of his extensive experience working with rapidly-growing companies across various industries.

RICHARD N. KENDER	Age 66

Richard N. Kender has served as a member of our Board of Directors since October 2014. From October 1978 to September 2013, Mr. Kender held positions in a variety of corporate areas at Merck & Co., Inc., or Merck, a pharmaceutical company, most recently serving as Senior Vice President of Business Development and Corporate Licensing. Mr. Kender has served on the boards of directors of Poxel S.A. since March 2015, Bicycle Therapeutics PLC since July 2019, and ReViral Ltd, a privately held company, since November 2019. He previously served on the boards of directors of INC Research Holdings, Inc. between December 2014 and August 2017 and Abide Therapeutics, Inc., a privately held company, between December 2015 and May 2019. Mr. Kender received a B.S. in Accounting from Villanova University and an M.B.A. from Fairleigh Dickinson University. We believe Mr. Kender is qualified to serve on our Board of Directors because of his finance experience and knowledge of the biotechnology industry.

MERYL S. ZAUSNER	Age 65

Meryl S. Zausner has served as a member of our Board of Directors since August 2018. Ms. Zausner worked for Novartis Pharmaceuticals, Inc., or Novartis, a pharmaceutical company, from 1988 until her retirement in 2017, most recently serving as Chief Financial and Administrative Officer and a member of the Pharmaceutical Executive Committee and Global Finance Leadership Team of Novartis in the United States. At Novartis, she helped launch the Oncology Business Unit, as well as the company’s shared services organization. Prior to serving as Chief Financial and Administrative Officer, Ms. Zausner was a member of the Novartis Global Oncology leadership team, where she contributed to the development and commercialization of therapies, including Gleevec® (imatinib). Ms. Zausner has served on the board of directors of Goldfinch Bio, Inc., a privately held company, since February 2021, and she previously served on the boards of directors of the Multiple Myeloma Research Foundation from September 2009 to June 2021 and Neon Therapeutics, Inc. from December 2017 to May 2020. Ms. Zausner received a B.S. in Accounting and Economics from the University at Albany, SUNY. We believe Ms. Zausner is qualified to serve on our Board of Directors because of her finance and leadership experience and knowledge of the pharmaceutical industry.

GRÉGORY BEHAR	Age 52

Grégory Behar has served as a member of our Board of Directors since December 2014. Mr. Behar has served as Chief Executive Officer of Nestlé Health Science, a business unit of Société des Produits Nestlé S.A., a health sciences company, since July 2014. From August 2011 to May 2014, Mr. Behar was President and Chief Executive Officer of Boehringer Ingelheim Pharmaceuticals Inc. (USA), a pharmaceutical company. From 2010 to July 2011, Mr. Behar was Corporate Vice President Region NECAR (North European Union, Canada and Australasia) for Boehringer-Ingelheim GmbH, a pharmaceutical company. Mr. Behar has served on the boards of directors of Nestlé Health Science since July 2014 and Sonova AG since April 2021 and previously served on the boards of directors of Axcella Health, Inc. from February 2016 to April 2022 and Aimmune Therapeutics, Inc. from November 2016 until its acquisition in October 2020. Mr. Behar received his B.S. in Mechanical Engineering from the University of California, Los Angeles, an M.S. in Mechanical Engineering and Manufacturing from EPFL in Switzerland and an M.B.A. from INSEAD in France. We believe that Mr. Behar is qualified to serve on our Board of Directors because of his extensive business experience in the health sciences and pharmaceutical industries.

PAUL R. BIONDI	Age 52

Paul R. Biondi has served as a member of our Board of Directors since March 2020. Mr. Biondi is an Executive Partner and President of Pioneering Medicines at Flagship Pioneering, roles he has held since November 2019. Mr. Biondi joined Flagship Pioneering following a seventeen-year tenure at Bristol-Myers Squibb, or BMS, a pharmaceutical company, where he was most recently the Senior

Vice President of Strategy and Business Development from October 2015 to November 2019. Prior to serving in the role of Senior Vice President of Strategy, from 2002 to 2015, Mr. Biondi held a series of other leadership roles within BMS’ Research and Development organization overseeing strategy, portfolio and project management, as well as clinical and business operations. Mr. Biondi holds a bachelor’s degree from Dartmouth College and an M.B.A. from the J.L. Kellogg School of Management at Northwestern University. We believe that Mr. Biondi is qualified to serve on our Board of Directors because of his extensive experience in biopharmaceutical strategy and corporate development.

KURT C. GRAVES	Age 54

Kurt C. Graves has served as a member of our Board of Directors since November 2015. Mr. Graves has served as the Executive Chairman of i20 Therapeutics, Inc., a biotechnology company, since August 2021. Mr. Graves was previously the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc., a biotechnology company, from September 2010 to December 2020 and on its board of directors from August 2010 to December 2020. Previously, he served as Executive Vice President, Chief Commercial Officer and Head of Strategic Development at Vertex Pharmaceuticals Inc., or Vertex, from July 2007 to October 2009. Prior to joining Vertex, Mr. Graves held various leadership positions at Novartis Pharmaceuticals Corporation, or Novartis Corp., from 1999 to June 2007, including the Global General Medicines Business Unit Head and Chief Marketing Officer for the pharmaceuticals division of Novartis Corp. from September 2003 to June 2007. He served on the boards of directors of Radius Health, Inc. from May 2011 to March 2020, and Achillion Pharmaceuticals, Inc. from June 2012 to January 2020. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board of Directors because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

Board Diversity Matrix (as of April 29, 2022)
Board Size:
Total Number of Directors	9
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	1	8	-
Part II: Demographic Background
Asian	-	2	-
White	1	7	-
Two or More Races or Ethnicities	-	1	-

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of our Company.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

We believe that our compensation programs and policies for the year ended December 31, 2021 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon us, our Board of Directors or our Compensation and Talent Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation and Talent Committee. The Compensation and Talent Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. At our 2021 Annual Meeting of Stockholders, approximately 99.4% of the votes cast on the “say-on-pay” proposal were voted “FOR” the proposal. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.

At our 2021 Annual Meeting of Stockholders held on June 16, 2021, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our board of directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2023 Annual Meeting of Stockholders.

VOTE REQUIRED

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers will require the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Richard N. Kender (Chair)

Willard H. Dere, M.D.

Meryl S. Zausner

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2021	2020
Audit Fees	$1,640,000	$896,000
Audit-Related Fees	$50,000	$50,000
Tax Fees	$—	$—
All Other Fees	$2,756	$2,756
Total Fees	$1,692,756	$948,756

AUDIT FEES

Audit fees in 2021 and 2020 consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, and services performed in connection with our at the market common stock offering.

AUDIT-RELATED FEES

Audit-related fees in 2021 and 2020 consist of fees in connection with an audit of our grant from CARB-X.

TAX FEES

There were no such fees incurred in 2021 or 2020.

ALL OTHER FEES

All other fees in 2021 and 2020 represent non-audit fees in connection with access to the PricewaterhouseCoopers LLP on-line accounting research and disclosures database.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Eric D. Shaff(1)	46	President and Chief Executive Officer
David Arkowitz(2)	60	Executive Vice President, Chief Financial Officer and Head of Business Development
Paula Cloghessy(3)	51	Executive Vice President and Chief People Officer
Thomas J. DesRosier(4)	67	Executive Vice President and Chief Legal Officer
David S. Ege, Ph.D.(5)	48	Executive Vice President and Chief Technology Officer
Matthew Henn, Ph.D.(6)	47	Executive Vice President and Chief Scientific Officer
Lisa von Moltke, M.D.(7)	63	Executive Vice President and Chief Medical Officer
Teresa L. Young, Ph.D.(8)	55	Executive Vice President, Chief Commercial and Strategy Officer

[1]	See biography on page 11 of this proxy statement.

[2]

David Arkowitz has served as our Executive Vice President, Chief Financial Officer and Head of Business Development since June 2021. Previously, he served as the Chief Financial Officer of Flexion Therapeutics, Inc., a biotechnology company that was acquired by Pacira Biosciences, from May 2018 to May 2021. From September 2013 to May 2018, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer at Visterra, Inc., a biotechnology company that was acquired by Otsuka Pharmaceutical Co. He also previously served as Chief Financial Officer at each of Mascoma Corporation, AMAG Pharmaceuticals Inc., and Idenix Pharmaceuticals LLC and held additional leadership positions within each company. Preceding his tenure at Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. operations, Controller of the global research and development division, and the Chief Financial Officer of Merck’s Canadian subsidiary. Mr. Arkowitz has served on the boards of directors of F-star Therapeutics, Inc. since November 2020 and Yumanity Therapeutics, Inc. since December 2020 and previously served on the boards of directors of Spring Bank Pharmaceuticals, Inc. from January 2014 to November 2020 and Proteostasis Therapeutics, Inc. from March 2019 to December 2020. He obtained his B.A. in mathematics at Brandeis University and his M.B.A. in finance at Columbia University Business School.

[3]

Paula Cloghessy has served as our Executive Vice President and Chief People Officer since February 2022. Previously, Ms. Cloghessy served in roles of increasing seniority at Translate Bio, Inc., or Translate Bio, a biotechnology company acquired by Sanofi S.A., or Sanofi, a global biopharmaceutical company, most recently as Chief People Officer from June 2018 to December 2021, and previously as Senior Vice President, Human Resources from January 2017 to June 2018 and as Vice President, Human Resources from July 2016 until December 2016. In these roles, Ms. Cloghessy was responsible for leading human resources and organizational development and performance. Prior to Translate Bio, Ms. Cloghessy held senior roles at Joule Unlimited Technologies, Inc. and Interleukin Genetics, Inc. Ms. Cloghessy received her B.A. in Psychology from University of Massachusetts, Boston.

[4]

Thomas J. DesRosier has served as our Chief Legal Officer, Executive Vice President, and Secretary since May 2016. Previously, he served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, from 2015 to 2016, Executive Vice President, Chief Legal and Administrative Officer and Secretary of Cubist Pharmaceuticals, Inc., or Cubist, a biopharmaceutical company, from 2014 to 2015 and Senior Vice President, Chief Legal Officer and Secretary of Cubist from 2013 to 2014. Before that, Mr. DesRosier served as Senior Vice President, General Counsel North America of Sanofi from 2011 to 2013. From 1999 to 2011, Mr. DesRosier held leadership roles of increasing seniority within the legal group of Genzyme Corporation, a biotechnology company, culminating in his role as Senior Vice President, Chief Legal Officer. Mr. DesRosier has served as a member of the board of directors of Avanir Pharmaceuticals, a privately held company and wholly-owned subsidiary of Otsuka Pharmaceutical Company, Ltd., since June 2017. Mr. DesRosier earned a B.A. in Chemistry from the University of Vermont and a J.D. from Wake Forest University School of Law.

[5]

David S. Ege, Ph.D. has served as our Executive Vice President and Chief Technology Officer since October 2020. Previously, Dr. Ege served in a variety of technical and leadership roles in R&D and manufacturing at Merck from November 2003 to October 2020, most recently as global lead for digital strategy in Merck’s Manufacturing Division from June 2019 to October 2020. From April 2015 to June 2019, Dr. Ege served as Executive Director of Vaccines & Biologics Manufacturing at Merck’s plant in Elkton, Virginia, where he led bulk manufacturing operations for Gardasil®, Gardasil9® and Cancidas®. He has contributed to the successful first-in-class licensure and launch of cervical cancer vaccines, Gardasil® (2006) and Gardasil9® (2014), and a breakthrough cancer immunotherapy, Keytruda® (2014). He graduated summa cum laude from Princeton with a B.S.E. in chemical engineering and earned his Ph.D. in chemical engineering from the University of Pennsylvania.

[6]

Matthew Henn, Ph.D. has served as our Executive Vice President and Chief Scientific Officer since February 2019. Since joining our company at its launch in June 2012, he has held positions of increasing seniority, most recently as Executive Vice President, Head of Discovery and Microbiome R&D from January 2018 to February 2019, and previously as Senior Vice President, Head of Discovery and Bioinformatics from June 2012 to January 2018. Prior to joining our company, he was the Director of Viral Genomics and Assistant Director of the Genome Sequencing Center for Infectious Diseases at the Broad Institute of the Massachusetts Institute of Technology and Harvard. He currently serves on the board of directors of Microbiome Therapeutics Innovation Group and on the scientific advisory board of Growcentia, Inc., an agricultural microbiome company. Dr. Henn earned his B.S. in Ecology and Evolutionary Sciences from the University of New Hampshire and his Ph.D. in Ecosystem Sciences from the University of California at Berkeley, where he was a NASA Earth Systems Sciences Fellow, and trained as a NSF Postdoctoral Fellow in Microbiology at Duke University.

[7]

Lisa von Moltke, M.D. has served as our Executive Vice President and Chief Medical Officer since March 2020. Previously, Dr. von Moltke worked for Alkermes, Inc., a pharmaceutical company, from June 2015 to December 2019, where she served in roles of increasing seniority, culminating as Senior Vice President and Head of Clinical Development. Beginning in June 2015, Dr. Moltke served as VP Clinical Pharmacology, DMPK and Bioanalytics, was promoted to Head of Clinical Development in November 2015, and became SVP in June 2018. Prior to joining Alkermes, Dr. von Moltke served as Vice President Clinical Pharmacology at Sanofi/Genzyme Corporation, a biotechnology company, from 2009 to 2015 and was US Head Clinical & Exploratory Pharmacology Sciences (CEP) and Early Development. Starting in 2014 she was Head CEP for Japan and China regions. From 2006 to 2009, Dr. von Moltke was Head, Translational Medicine for the Takeda Oncology Company, a biopharmaceutical company, in Cambridge, MA. She has served as President of the American College of Clinical Pharmacology, and as the Editor-in-Chief of The Journal of Clinical Pharmacology. Dr. von Moltke earned a B.A. degree at Wellesley College and her M.D. from Michigan State University, College of Human Medicine.

[8]

Teresa L. Young, Ph.D. has served as our Executive Vice President, Chief Commercial and Strategy Officer since June 2020. Previously, Dr. Young served as Vice President, Global Commercial Strategy at Sage Therapeutics from March 2018 to June 2020, where she led development of Sage’s global commercial capabilities, including global marketing, insights and analytics and new product planning. Prior to that, she held commercial leadership roles of increasing responsibility at Bristol-Myers Squibb from November 2010 to March 2018, culminating in her role as Vice President and General Manager, Cardiovascular, in which she led the global ELIQUIS® business to become the company’s largest product by revenue. Earlier in her career, Dr. Young held marketing and sales roles at GlaxoSmithKline from June 1993 to November 2010, where she catalyzed growth for the company’s Urology, Diabetes and NeuroHealth organizations. Dr. Young is a member of the Women in Bio and Healthcare Businesswomen’s Association and served on the Advisory Board of the Healthcare Businesswomen’s Association. Dr. Young received her B.S. in pharmacy and her Ph.D. in healthcare marketing from the University of South Carolina.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, an Insider Trading Compliance Policy, a Code of Business Conduct and Ethics and charters for the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), the Audit Committee and the Compensation and Talent Committee of the Board of Directors (the “Compensation and Talent Committee”) to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of our Company. You can access our current committee charters, our Corporate Governance Guidelines, Insider Trading Compliance Policy, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors and News” page of our website located at www.serestherapeutics.com, or by writing to our Secretary at our offices at 200 Sidney Street, Cambridge, MA 02139.

BOARD COMPOSITION

Our Board of Directors currently consists of nine members: Eric D. Shaff, Dennis A. Ausiello, M.D., Grégory Behar, Stephen A. Berenson, Paul R. Biondi, Willard H. Dere, M.D., Richard N. Kender, Kurt C. Graves and Meryl S. Zausner. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

All of our directors, other than Eric D. Shaff, qualify as “independent” in accordance with the listing requirements of The Nasdaq Global Select Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including, as to each of Mr. Berenson and Mr. Biondi, his relationship to, and our transactions with, Flagship Pioneering and its affiliates, and as to Mr. Behar, his relationship to, and our transactions with, Nestlé Health Science US Holdings, Inc. and Société des Produits Nestlé S.A. Mr. Shaff is not independent because he is the President and Chief Executive Officer of our Company. There are no family relationships among any of our directors or executive officers.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to an individual director or to the Board should address such communications to such director or to the Board of Directors in writing: c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company based on the circumstances at that time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its stockholders are best served by having Mr. Berenson serve as its Chairman of the Board and Mr. Shaff serve as its Chief Executive Officer. Our current leadership structure permits Mr. Shaff to focus his attention on managing our Company and permits Mr. Berenson to manage the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. In addition, our Audit Committee has the responsibility to consider the adequacy and effectiveness of our information security policies and practices, including those concerning data privacy and cybersecurity. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee oversees risks associated with our corporate governance framework and monitors the effectiveness of our environmental, social and corporate governance (“ESG”) strategy and the Corporate Governance Guidelines. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The allocation of risk oversight among the Board and its committees is consistent with the Board’s leadership structure.

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE ACTIVITIES

We are committed to policies and practices focused on ESG matters, which commitment is shaped by our values and aim to make a positive impact in our communities. We have a history and culture of community service and continue to be involved in and supportive of Life Science Cares and Special Olympics Massachusetts. One of the 2021 initiatives that we are most proud of is a student education outreach program, Seres Scholars, which is a partnership with the Cambridge Rindge & Latin School to promote equity in education by providing career mentorship, guidance, and opportunities for underserved students from our community. The program values and celebrates diversity, equity, and inclusion, and awards high school seniors with a Seres scholarship after a year and a half of participation.

We also believe that our long-term success and ability to deliver innovative, safe and effective medicines to patients requires a diverse and inclusive workforce. We value diversity at all levels of the organization and continue to focus on extending our diversity, equity and inclusion initiatives across our entire workforce, including by working with managers to develop strategies for building diverse, high performing teams; working to attract, develop and retain diverse talent from all backgrounds; increasing awareness within our company of unconscious biases; and supporting employee affinity groups comprised of individuals who are underrepresented in our company, industry or society, such as women, members of the LGBTQ+ community and people of color. In addition, we strive to engender an open culture of mutual respect among co-workers, and one that values employees’ health and well-being and fosters professional development. We support employee growth and development in a variety of ways including with group training, individual mentoring and coaching, conference attendance and tuition reimbursement. Our management conducts annual employee engagement surveys and reports to our board of directors on human capital management topics, including as relevant corporate culture, diversity, equity and inclusion, employee development and retention, and compensation and benefits.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment of the Board and its committees. Our outside counsel, Latham & Watkins, LLP (“Latham”), distributed board evaluations to our Board and each Board member returned an evaluation anonymously. Latham tabulated the results and presented them to the Nominating and Corporate Governance Committee for review and discussion.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.serestherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, individuals subject to this policy are prohibited from pledging the Company’s securities as collateral to secure loans.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were eight meetings of the Board of Directors during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 80% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. All of our then-incumbent directors attended our annual meeting of stockholders held in 2021.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Talent and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules. Our Board of Directors has determined that Richard N. Kender, Willard H. Dere, M.D., and Meryl S. Zausner meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Compensation and Talent Committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation and Talent	Nominating and Corporate Governance
Dennis A. Ausiello, M.D.			X
Stephen A. Berenson			Chair
Paul R. Biondi		X
Grégory Behar			X
Willard H. Dere, M.D.	X
Kurt C. Graves		Chair
Richard N. Kender	Chair	X
Meryl S. Zausner	X	X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by the SEC rules (which is included on page 17 of this proxy statement).

The members of the Audit Committee are Dr. Dere, Mr. Kender and Ms. Zausner. Mr. Kender serves as the Chairperson of the committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board of Directors has determined that each of Dr. Dere, Mr. Kender and Ms. Zausner is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met six times in 2021.

COMPENSATION AND TALENT COMMITTEE

Our Compensation and Talent Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, as well as the evaluation, talent development and succession planning for our executive officers and other senior executives. In fulfilling its purpose, our Compensation and Talent Committee has the following principal duties:

•	annually reviewing and recommending corporate goals and objectives relevant to the compensation for our Chief Executive Officer;

•	recommending our Chief Executive Officer’s compensation to the Board for approval;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing the development of our senior executives;

•	reviewing our diversity and inclusion policies and practices;

•	periodically reviewing our succession plans for senior executives, other that the Chief Executive Officer, whose succession plan is reviewed by our Nominating & Corporate Governance Committee;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if required; and

•	preparing the annual Compensation and Talent Committee report, if required by SEC rules.

The Compensation and Talent Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. For information regarding the role of our compensation consultants in determining our executive compensation, please refer to the section entitled “Executive and Director Compensation— Compensation Setting Process.”

The Compensation and Talent Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.serestherapeutics.com. The Compensation and Talent Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation and Talent Committee are Messrs. Biondi, Graves and Kender and Ms. Zausner. Mr. Graves serves as the Chairperson of the Compensation and Talent Committee. The Compensation and Talent Committee met six times in 2021.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;

•	reviewing the Board’s leadership structure;

•	developing and recommending to the Board of Directors succession plans for our Chief Executive Officer;

•	developing and recommending to the Board of Directors corporate governance principles;

•	overseeing our strategy, initiatives, policies and risks concerning ESG matters; and

•	overseeing an annual evaluation of the Board of Directors.

The members of our Nominating and Corporate Governance Committee are Dr. Ausiello and Messrs. Berenson and Behar. Mr. Berenson serves as the Chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met three times in 2021.

Executive and Director Compensation

EXECUTIVE COMPENSATION

As of December 31, 2020, we were no longer an emerging growth company, but as of December 31, 2021 we continued to qualify as a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the SEC rules allow the Company to provide less detail about its executive compensation program, the Compensation and Talent Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions in order to make voting determinations regarding our executive compensation program. Accordingly, this section discusses the material components of the executive compensation program offered to our named executive officers, or NEOs, identified below. For 2021, our NEOs were:

•	Eric D. Shaff, our President and Chief Executive Officer;

•	David Arkowitz, our Executive Vice President, Chief Financial Officer and Head of Business Development; and

•	Matthew Henn, Ph.D., our Executive Vice President and Chief Scientific Officer.

Compensation Philosophy

We intend that the total compensation of our NEOs reflect a “pay for performance” compensation philosophy. As detailed in the next section, we generally target total compensation relative to the 50th percentile of our peer group, but the Compensation and Talent Committee retains discretion to adjust compensation reflecting individual factors or performance. Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentive awards and periodic equity-based incentives, which, in 2021, consisted of grants of stock options and, for Mr. Arkowitz, restricted stock units.

Compensation Setting Process

The Compensation and Talent Committee evaluates and recommends the compensation for our Chief Executive Officer to the Board and makes compensation decisions regarding all of our other NEOs. Our President and Chief Executive Officer reviews the performance of our other executive officers and then makes recommendations to the Compensation and Talent Committee to assist it in determining their compensation levels. While the Compensation and Talent Committee utilizes this information and values management’s observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation and Talent Committee, except the compensation for our Chief Executive Officer, which is made by the Board.

Our Compensation and Talent Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation and Talent Committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its compensation consultant to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. When making executive compensation decisions in 2021, our Compensation and Talent Committee considered advice and data provided by Aon, and also met with Aon to discuss compensation of our executive officers, including Mr. Shaff. Aon reported directly to the Compensation and Talent Committee; however, Mr. Shaff, our President and Chief Executive Officer, consulted with Aon with respect to his assessments of the compensation of executive officers other than himself. Aon provided the Compensation and Talent Committee with peer group and market information that the Compensation and Talent Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Aon also provides additional services to us that are unrelated to executive and director compensation. The fees for these additional services were less than $120,000 during 2021. The Compensation and Talent Committee has considered the adviser independence factors required under SEC rules and Nasdaq listing standards as they relate to Aon and does not believe Aon’s work in 2021 raised a conflict of interest.

The Compensation and Talent Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep the Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

In connection with the Compensation and Talent Committee’s review of our executive compensation programs in late 2020, Aon provided market data and analysis relative to a peer group selected by the Compensation and Talent Committee in consultation with Aon. Peer group companies were selected based on the following parameters:

•	Company Type: Biopharmaceutical companies;

•	Stage of Development: Companies with product candidates in Phase 3 clinical trials or companies that have recently submitted a New Drug Application (“NDA”) or Biologic License Application (“BLA”);

•	Market Capitalization: Between $500 million and $4 billion;

•	Headcount: Between 50 and 500 employees based on current headcount and expected headcount growth; and

•	Revenue: Under $250 million.

Compared to the prior year, the criteria used to review and select peers was adjusted as follows: the company type was updated to exclude companies in turnaround situations; the stage of development changed from companies with product candidates in Phase 2 or 3 clinical trials to companies with product candidates in Phase 3 clinical trials or companies that have recently submitted a NDA or BLA; the market capitalization range was broadened (as the range was previously $100 million to $600 million); and the headcount range was broadened (as the range was previously limited to companies with less than 350 employees).

Given these changes in peer company profiles, Aon recommended and, in August 2020, the Compensation and Talent Committee approved, the removal of seven companies and the addition of eight new peer companies that better aligned with the Company’s profile to form the following compensation peer group:

Apellis Pharmaceuticals, Inc.*	Ardelyx, Inc.	Arena Pharmaceuticals, Inc.*
ChemoCentryx, Inc.*	Corbus Pharmaceuticals, Inc.	Cytokinetics, Inc.
Deciphera Pharmaceuticals, Inc.*	Dicerna Pharmaceuticals, Inc.*	Epizyme, Inc.*
ImmunoGen, Inc.	Inovio Pharmaceuticals, Inc.	Intra-Cellular Therapeutics, Inc.
Karyopham Therapeutics, Inc.	MacroGenics, Inc.	Revance Therapeutics, Inc.
Rhythm Pharmaceuticals, Inc.*	Syros Pharmaceuticals, Inc.	Zogenix, Inc.*
* Indicates new peer companies.

The Compensation and Talent Committee believes the constituent companies in the peer group are similar to us based on development stage, revenue, industry, executive role considerations and market capitalization and are representative of our competitors for talent and capital. Aon provides the Compensation and Talent Committee with a competitive assessment of our compensation program for executive officers against the peer group with respect to pay philosophies, pay mix, cash and equity-linked compensation. The Compensation and Talent Committee utilizes the peer group in making compensation decisions to help ensure our compensation program for executive officers adheres to our compensation philosophy of maintaining executive pay that rewards performance while remaining competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies.

2021 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric D. Shaff	2021	625,400	—		—	8,758,582	319,000	8,698	9,711,680
President and Chief Executive Officer	2020	590,000	—		—	2,050,600	486,750	8,550	3,135,900
David Arkowitz	2021	265,417	50,000	(4)	916,100	3,896,775	93,994	4,409	5,226,695
Executive Vice President, Chief Financial Officer and Head of Business Development
Matthew Henn, Ph.D.	2021	430,000	—		—	2,960,014	153,080	8,698	3,551,792
Executive Vice President and Chief Scientific Officer

(1)

Represents the aggregate grant date fair value of the option awards and stock awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)

Represents amounts paid under our annual cash bonus program. For additional information regarding these amounts, refer to “—Narrative Disclosure to 2021 Summary Compensation Table—Annual Cash Bonuses.”

(3)	Consists of company matching contributions under our 401(k) plan.

(4)	Consists of a sign-on bonus payable to Mr. Arkowitz in connection with his commencement of employment with us on June 1, 2021.

NARRATIVE DISCLOSURE TO 2021 SUMMARY COMPENSATION TABLE

The primary elements of compensation for our NEOs are base salary, annual cash bonuses and long- term, equity-based compensation awards. Our NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis and have from time to time received relocation or other expense reimbursements from us.

Base Salary

Our NEOs receive base salary to compensate them for the satisfactory performance of duties to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Our Compensation and Talent Committee periodically reviews NEO base salaries in consultation with management and Aon to determine whether any adjustments are necessary or appropriate. The following table shows the annual base salaries of our NEOs for 2020, 2021 and 2022. Except as otherwise noted, all annual base salary increases were effective January 1 of the given year.

Name	2020 Annual Base Salary ($)	2021 Annual Base Salary ($)	2022 Annual Base Salary ($)
Eric D. Shaff	590,000	625,400	661,600
David Arkowitz(1)	—	455,000	470,900
Matthew Henn, Ph.D.	397,000	430,000	450,000

(1)	Mr. Arkowitz commenced employment with us on June 1, 2021.

Annual Cash Bonuses

Our NEOs generally have the opportunity to earn annual performance bonuses based on the achievement of short-term performance goals. The NEOs’ 2021 target annual cash bonuses, expressed as a percentage of base salary, were: 60% for Mr. Shaff and 40% for Mr. Arkowitz and Dr. Henn.

Our Compensation and Talent Committee generally determines annual bonuses for our NEOs by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate and/or individual performance objectives. In addition, the Compensation and Talent Committee retains discretion to adjust annual bonuses as it determines to be appropriate to reflect company performance, individual performance or other factors that the committee believes to be appropriate. For Mr. Arkowitz and Dr. Henn, the achievement of 2021 corporate objectives was weighted 80% and the achievement of individual objectives was weighted at 20%. Mr. Shaff’s 2021 bonus was weighted 100% on corporate objectives.

The table below provides additional details about the Compensation and Talent Committee’s assessment of our actual performance against our 2021 corporate objectives:

2021 Corporate Objective	Weighting	Assessed Performance
Program Objectives(1)
SER-109: BLA submission readiness	22%	19.8%
SER-287: Phase 2b topline results available	15%	7.5%
SER-301: Evaluate phase 1b cohort 1 results	10%	8.5%
SER-155: Initiate phase 1b study	4%	3.4%
Franchise Objectives(2)
IBD franchise strategy development	5%	4%
CDI franchise strategy development	5%	5%
Functional Objectives(3)
Business development planning	6%	6.3%
CMC-QS	6%	6.3%
Commercial	5%	4.6%
Finance	15%	13.1%
Human Resources	5%	6.3%
Compliance	2%	2%
Total	100%	86.8%

(1)

Assessed performance reflects the progress towards BLA submission for SER-109, the clinical execution and results of the SER-287 Phase 2b study, and adjustments on timing for certain program objectives.

(2)	Assessed performance reflects the timing and delivery of inflammatory bowel disease (“IBD”) and Clostridium difficile infection (“CDI”) franchise strategies to our Board of Directors.

(3)

Assessed performance reflects advancing preparations for potential commercialization of SER-109, including collaborations with NHSc Pharma Partners (“Nestlé”) to jointly commercialize SER-109, if approved, in the United States and Canada, and with BacThera AG to expand upon our existing capabilities for commercial product supply to meet anticipated demand in later years.

In February 2022, in consultation with management and based on guidance from Aon, the Compensation and Talent Committee determined to award Messrs. Shaff and Arkowitz and Dr. Henn 2021 performance bonuses of 85% of the corporate objective portion of their target bonus levels, and Mr. Arkowitz received 102.5% and Dr. Henn received 105% of the individual objectives portion of their target bonus level. Mr. Arkowitz’s 2021 bonus was pro-rated for his partial year of employment. The actual amounts paid to our NEOs under our 2021 annual cash bonus program are set forth in the 2021 Summary Compensation Table above.

Our Compensation and Talent Committee periodically reviews NEO target bonus amounts in consultation with management and Aon to determine whether any adjustments are necessary or appropriate. The NEOs’ 2022 target annual cash bonus opportunity, expressed as a percentage of base salary, is: 60% for Mr. Shaff, 40% for Mr. Arkowitz and 40% for Dr. Henn.

Equity-Based Compensation

In 2021, the long-term incentive component of the compensation of our NEOs consisted of stock options and, for Mr. Arkowitz, restricted stock units. We typically grant equity incentive awards to employees when they commence employment with us and annually in conjunction with our review of individual performance. We may grant additional awards in the discretion of our Board of Directors or Compensation and Talent Committee. Our stock options allow employees to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date and may be intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). Our restricted stock units represent the right to receive one share of our Common Stock or its cash value equivalent upon vesting.

Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the grant date (or service commencement date for initial grants) and in 12 quarterly installments during the three-year period thereafter, subject to the holder’s continued service with us. From time to time, our Board of Directors or Compensation and Talent Committee may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Stock options and restricted stock units granted to our employees may be subject to accelerated vesting in certain circumstances, as described in the section titled “Employment Agreements.”

In the first quarter of each calendar year, we generally award stock options based on the achievement of the previous year’s performance goals. We awarded time-based stock options to our NEOs during 2021 in the following amounts with exercise prices equal to the fair market value of our common stock on the date of grant and with the vesting schedule indicated below.

Name	Options Granted (#)
Eric D. Shaff	350,000	(1)
David Arkowitz	270,000	(1)
Matthew Henn, Ph.D.	130,000	(1)

(1)

Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

In addition, we awarded Mr. Shaff and Dr. Henn stock options during 2021 covering 143,000 shares and 36,750 shares, respectively, that were eligible to vest on the date that both of the following conditions are satisfied: (i) our Board of Directors or Compensation and Talent Committee (the “Administrator”) determines that the BLA for SER-287 has been approved by the U.S. Food and Drug Administration (“FDA”) and (ii) the Administrator determines that the primary endpoint in the SER-287 Phase 2b study has been attained on or prior to September 30, 2021 (the “Performance Condition”), provided that if the Administrator determines that the Performance Condition was not satisfied in the Company’s Phase 2b clinical trial, such stock option would immediately expire and be forfeited for no consideration. Each of these performance-based options expired in 2021 pursuant to their terms.

Additionally, in connection with the commencement of his employment in June 2021, Mr. Arkowitz was granted an award of 5,000 restricted stock units, which are scheduled to vest on June 15, 2022, subject to his continued employment. Mr. Arkowitz was also granted 85,000 restricted stock units in November 2021 that vest (i) as to 50% of the restricted stock units, on the date that the Administrator determines that the BLA for SER-109 has been accepted by the FDA (the “BLA Acceptance”) on or prior to December 31, 2022 and (ii) as to the remaining 50% of such restricted stock units on the date that the Administrator determines that the BLA for SER-109 has been approved by the FDA (the “BLA Approval”) on or prior to December 31, 2023.

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, life insurance, short-term disability and long-term disability to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Code, to the same extent as all of our other full-time employees. During 2021, we made discretionary employer matching contributions equal to 50% of elective contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our employee compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We did not provide perquisites or special personal benefits to our NEOs for 2021.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

			Option Awards					Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eric D. Shaff	2/4/2021	(1)	—	350,000	—	26.34	2/3/2031
	1/29/2020	(1)	437,500	562,500	—	3.30	1/28/2030
	1/25/2019	(1)	189,062	85,938	—	6.01	1/24/2029
	1/30/2018	(1)	112,500	7,500	—	10.42	1/29/2028
	1/26/2017	(1)	105,000	—	—	9.89	1/25/2027
	2/1/2016	(1)	78,500	—	—	26.20	1/31/2026
	6/26/2015	(2)	100,000	—	—	18.00	6/25/2025
	12/9/2014	(2)	233,454	—	—	7.79	12/8/2024
David Arkowitz	6/1/2021	(1)	—	270,000	—	20.19	5/31/2031
	6/15/2022	(3)						5,000	41,650
	N/A									85,000	(4)	708,050
Matthew Henn	2/4/2021	(1)	—	130,000	—	26.34	2/3/2031
	1/29/2020	(1)	131,250	168,750	—	3.30	1/28/2030
	1/25/2019	(1)	22,969	22,969	—	6.01	1/24/2029
	1/30/2018	(1)	56,250	3,750	—	10.42	1/29/2028
	6/19/2017	(5)	—	—	70,000	10.84	6/18/2027
	1/26/2017	(1)	3,750	—	—	9.89	1/25/2027
	2/1/2016	(1)	12,500	—	—	26.20	1/31/2026
	6/26/2015	(2)	40,000	—		18.00	6/25/2025

(1)

Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

(2)

Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option on the last day of each calendar quarter during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

(3)

The restricted stock unit award vests in full on June 15, 2022, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

(4)

The restricted stock unit award vests (i) as to 50% of the restricted stock units, on the date that the Administrator determines that the BLA Acceptance has occurred on or prior to December 31, 2022, and (ii) as to the remaining 50% of such restricted stock units on the date that the Administrator determines that the BLA Approval has occurred on or prior to December 31, 2023.

(5)	Option vests (i) as to 50% of the Option, upon the filing of the BLA for SER-109 with the FDA, and (ii) as to the remaining 50% of such Option, upon the FDA’s approval of SER-109.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our NEOs. Certain key terms of these agreements are described below.

Eric D. Shaff

Under the terms of our employment agreement with Mr. Shaff (which we last amended in January 2021), if we terminate Mr. Shaff’s employment without cause or he resigns for good reason, each within the meaning of his employment agreement, he will be entitled to receive 18 months of continued

base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and immediate vesting of any time-based equity awards that would have otherwise become vested solely as a result of Mr. Shaff’s continued service during the twelve month period following his termination of employment. Mr. Shaff’s employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, Mr. Shaff is entitled to accelerated vesting of his time-based equity awards, 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.5 times his target bonus for the year of termination.

Mr. Shaff has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

David Arkowitz

In connection with the commencement of his employment in 2021, we entered into an employment agreement with Mr. Arkowitz. The employment agreement provides for, among other things, a sign-on bonus of $50,000, payable in a single lump sum shortly following the commencement of his employment. This sign-on bonus is subject to repayment if Mr. Arkowtiz resigns his employment other than for good reason or we terminate his employment for cause, each within the meaning of his employment agreement, prior to the anniversary of his employment start date.

Under the terms of our employment agreement with Mr. Arkowitz, if we terminate Mr. Arkowitz other than for cause or he resigns for good reason, Mr. Arkowitz will be entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. Mr. Arkowitz’s employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, Mr. Arkowitz is entitled to accelerated vesting of his time-based equity awards, 12 months of continued base salary, up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.0 times his target bonus for the year of termination.

For purposes of Mr. Arkowitz’s employment agreement, “cause” and “good reason” have the same meanings as in Mr. Shaff’s employment agreement. Mr. Arkowitz has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Matthew Henn, Ph.D.

Under the terms of our employment agreement with Dr. Henn (which we last amended in January 2021), if we terminate Dr. Henn other than for cause or he resigns for good reason, each within the meaning of his employment agreement, Dr. Henn will be entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. Dr. Henn’s employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, Dr. Henn is entitled to accelerated vesting of his time-based equity awards, 12 months of continued base salary, up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.0 times his target bonus for the year of termination.

For purposes of Dr. Henn’s employment agreement, “cause” and “good reason” have the same meanings as in Mr. Shaff’s employment agreement. Dr. Henn has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

DIRECTOR COMPENSATION

Directors who are also our employees do not receive compensation for their service on our Board. Mr. Shaff served as a director and executive officer of our company during 2021. Refer to the 2021 Summary Compensation Table and related narrative disclosure above for information regarding the compensation Mr. Shaff received from us during 2021.

We maintain a compensation program for our non-employee directors providing for each non-employee director to receive the following amounts for serving on our Board:

•	an option to purchase 35,000 shares of our Common Stock upon the director’s initial election or appointment to our Board (the “Initial Award”);

•

if the director has served on our Board for at least six months as of the date of an annual meeting of stockholders, an option to purchase 23,000 shares of our Common Stock on the date of the annual meeting (the “Subsequent Award”);

•	an annual director fee of $45,000, and if the director serves as chairman of our Board or lead independent director, an additional annual director fee of $35,000; and

•	if the director serves on a committee of our Board, an additional annual fee as follows:

•	chairman of the Audit Committee—$20,000;

•	Audit Committee member other than the chairman—$10,000;

•	chairman of the Compensation and Talent Committee—$15,000;

•	Compensation and Talent Committee member other than the chairman—$7,500;

•	chairman of the Nominating and Corporate Governance Committee—$10,000; and

•	Nominating and Corporate Governance Committee member other than the chairman—$5,000.

The amounts set forth above reflect changes that were made to this program in June 2021 to decrease the number of shares subject to the Initial Award from 60,000 to 35,000 and the number of shares subject to the Subsequent Award from 30,000 to 23,000 and to increase the cash compensation for serving on our Board and on a committee of our Board.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options granted upon a director’s initial election or appointment vest in four annual installments following the grant date. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting of stockholders or the first anniversary of the grant date. In addition, all unvested stock options vest in full immediately prior to a change in control.

Each member of our Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

2021 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Stephen A. Berenson	77,154	338,006	415,160
Willard H. Dere, M.D.	51,074	338,006	389,080
Richard N. Kender	65,480	338,006	403,486
Grégory Behar	44,724	338,006	382,730
Dennis A. Ausiello, M.D.	44,724	338,006	382,730
Kurt C. Graves	53,118	338,006	391,124
Meryl S. Zausner	55,618	338,006	393,624
Paul R. Biondi	46,765	338,006	384,771

(1)

Represents the aggregate grant date fair value of the option awards granted during 2021 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The table below shows the number of option awards held as of December 31, 2021 by each of our directors who are not NEOs. None of our directors held unvested stock awards as of that date.

Name	Option Awards Outstanding as of December 31, 2021 (#)
Stephen A. Berenson	83,000
Willard H. Dere, M.D.	113,000
Richard N. Kender	203,000
Grégory Behar	98,000
Dennis A. Ausiello, M.D.	188,000
Kurt C. Graves	143,000
Meryl S. Zausner	98,000
Paul R. Biondi	83,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)(1)
Equity compensation plans approved by security holders(2)	12,251,944	(3)	$11.10	(4)	4,530,289	(5)
Equity compensation plans not approved by security holders	—		—		—
Total	12,251,944		$11.10		4,530,289

(1)

Pursuant to the terms of the 2015 Incentive Award Plan (the “2015 Plan”), the number of shares of Common Stock available for issuance under the 2015 Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the lesser of: (a) 4% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan (the “2015 ESPP”), the number of shares of Common Stock available for issuance under the 2015 ESPP automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of: (a) 400,000 shares, (b) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by our Board.

(2)	Consists of the 2012 Stock Incentive Plan (the “2012 Plan”), the 2015 Plan, and the 2015 ESPP.

(3)

Includes 521,084 outstanding options to purchase stock under the 2012 Plan, 10,996,105 outstanding options to purchase stock under the 2015 Plan, and 734,755 restricted stock units under the 2015 Plan.

(4)

As of December 31, 2021, the weighted-average exercise price of outstanding options under the 2012 Plan was $5.45 and the weighted-average exercise price of outstanding options under the 2015 Plan was $11.37. Restricted stock units do not have an exercise price and were not included in calculating weighted average exercise prices.

(5)

As of December 31, 2021, a total of 4,530,289 shares of Common Stock were available for issuance, consisting of 2,391,764 shares available for future issuance under the 2015 ESPP (of which 100,417 shares were issued with respect to the purchase period in effect as of December 31, 2021, which ended March 7, 2022) and 2,138,525 shares of Common Stock available for future issuance under the 2015 Plan.

Security Ownership of Certain Beneficial Owners and Management

COMMON STOCK

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 25, 2022, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 92,230,428 shares of Common Stock outstanding as of April 25, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 25, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 200 Sidney Street, Cambridge, MA 02139. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Flagship Pioneering[1]	14,378,802	15.6%
FMR LLC[2]	13,777,070	14.9%
Nestlé Health Science US Holdings, Inc.[3]	7,892,890	8.6%
Federated Hermes Global Investment Management Corp. [4]	6,914,136	7.5%
BlackRock, Inc.[5]	5,862,691	6.4%
Janus Henderson Group plc[6]	5,055,099	5.5%
State Street Corporation[7]	4,785,589	5.2%
The Vanguard Group[8]	4,676,265	5.1%
Named Executive Officers and Directors
Eric D. Shaff[9]	1,565,108	1.7%
David Arkowitz[10]	74,500	*
Matthew Henn, Ph.D. [11]	357,781	*
Dennis A. Ausiello, M.D.[12]	188,000	*
Grégory Behar[13]	98,000	*
Stephen A. Berenson[14]	71,589	*
Paul R. Biondi[15]	68,000	*
Willard H. Dere, M.D.[16]	113,000	*
Kurt C. Graves[17]	143,000	*
Richard N. Kender[18]	203,000	*
Meryl S. Zausner[19]	90,500	*
All executive officers and directors as a group (16 persons)[20]	4,081,807	4.2%

*	Less than one percent.

[1]

Consists of (i) 2,734,994 shares of common stock held by Flagship VentureLabs IV LLC (“VentureLabs IV”); (ii) 4,434,600 shares of common stock held by Flagship Ventures Fund IV, L.P. (“Flagship Fund IV”); (iii) 1,283,282 shares of common stock held by Flagship Ventures Fund IV-Rx, L.P. (“Flagship Fund IV-Rx”); (iv) 2,962,963 shares of common stock held by Flagship Pioneering Fund VI, L.P. (“Flagship Pioneering VI”); and (v) 2,962,963 shares of common stock held by Nutritional Health LTP Fund, L.P. (“Nutritional LTP” and together with VentureLabs IV, Flagship Fund IV, Flagship Fund IV-Rx and Flagship Pioneering VI the “Flagship Funds”). Flagship Fund IV is a member of VentureLabs IV and also serves as its manager. The general partner of Flagship Fund IV and

Flagship Fund IV-Rx is Flagship Ventures Fund IV General Partner LLC (“Flagship Fund IV GP”). The general partner of Flagship Pioneering VI is Flagship Pioneering Fund VI General Partner LLC (“Flagship Fund VI GP”). The manager of Flagship Fund VI GP is Flagship Pioneering, Inc. (“Flagship Pioneering”). The general partner of Nutritional LTP is Nutritional Health LTP Fund General Partner LLC (“Nutritional LTP GP”). Noubar B. Afeyan, Ph.D. is the sole member and manager of Nutritional LTP GP. Dr. Afeyan is the sole manager of Flagship Fund IV GP and sole director and shareholder of Flagship Pioneering and may be deemed to possess voting, dispositive and investment control over all shares held by the Flagship Funds. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge Massachusetts 02142.

[2]

Based solely on a Schedule 13G/A filed on February 9, 2022 by FMR LLC, Abigail P. Johnson and Fidelity Growth Company Fund. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”), advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. According to the cover page of the Schedule 13G/A, (i) FMR LLC has sole voting power over 5,493,543 shares of Common Stock and sole dispositive power over 13,777,070 shares of Common Stock, (ii) Abigail P. Johnson has sole dispositive power over 13,777,070 shares of Common Stock, and (iii) Fidelity Growth Company Fund has sole voting power over 4,793,931 shares of Common Stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

[3]

Based on a Schedule 13D filed with the SEC on August 19, 2020 by Nestlé Health Science US Holdings, Inc. (“NHS”), NIMCO US, Inc. (“NIMCO”), Nestlé S.A. (“Nestlé”), Nestlé US Holdco, Inc. (“Nestlé US Holdco”) and Société des Produits Nestlé S.A. (“SPN”), and information known to us. NHS is a wholly owned subsidiary of NIMCO. NIMCO, in turn, is a wholly-owned subsidiary of Nestlé US Holdco, which is a wholly-owned subsidiary of SPN. The ultimate parent company of NHS, NIMCO, Nestlé US Holdco and SPN is Nestlé, a publicly traded company. Each of these entities may be deemed to share voting and investment power with respect to all shares of Common Stock held by NHS. Each of NHS, NIMCO, Nestlé, Nestlé US Holdco and SPN disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. The address for NHS, NIMCO and Nestlé US Holdco is 1812 North Moor Street, Arlington, VA 22209. The address for Nestlé and SPN is Avenue Nestlé 55, CH-1800, Vevey Switzerland.

[4]

Based solely on a Schedule 13G filed on February 14, 2022 by Federated Hermes, Inc. (“Federated Hermes”) reporting sole voting power over 6,914,136 shares of Common Stock and sole dispositive power over 6,914,136 shares of Common Stock. Federated Hermes is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares Common Stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Hermes. All of the Federated Hermes’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have collective voting control that they exercise over Federated Hermes. Federated Hermes, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the shares of Common Stock. The address of each of the foregoing is 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

[5]

Based solely on a Schedule 13G/A filed on February 2, 2022 by BlackRock, Inc. (“Blackrock”), on behalf of itself and its wholly owned subsidiaries, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. BlackRock reported that as of December 31, 2021, it had sole voting power with respect to 5,666,496 shares of Common Stock and sole dispositive power with respect to all 5,862,691 shares, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 55 East 52nd Street, New York, NY 10055.

[6]

Based solely on a Schedule 13G filed on February 11, 2022 by Janus Henderson Group plc (“Janus Henderson”) reporting shared voting power with respect to 5,055,099 shares of Common Stock and shared dispositive power with respect to 5,055,099 shares of Common Stock. Janus Henderson has an indirect 97% ownership stake in Intech Investment Management LLC (“Intech”) and a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Henderson Global Investors Limited (“HGIL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”), (collectively, the “Asset Managers”). Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 5,041,633 shares held by such Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address of Janus Henderson is 201 Bishopsgate, EC2M 3AE, United Kingdom.

[7]

Based solely on a Schedule 13G/A filed on January 10, 2022 by State Street Corporation (“State Street”), on behalf of itself and its wholly owned direct and indirect subsidiaries, SGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors Europe Limited and State Street Global Advisors Trust Company,

reporting State Street’s shared voting power with respect to 4,668,473 shares of Common Stock and shared dispositive power with respect to 4,785,589 shares of Common Stock. The address of each of the foregoing is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

[8]

Based solely on a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group, reporting shared voting power with respect to 128,864 shares of Common Stock, sole dispositive power with respect to 4,498,050 shares of Common Stock, and shared dispositive power with respect to 178,215 shares of Common Stock. The address of each of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355 State Street Financial Center, One Lincoln Street, Boston, MA 02111.

[9]

Includes (a) 32,842 shares of Common Stock held by Mr. Shaff and (b) 1,532,266 shares of Common Stock which Mr. Shaff has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[10]

Includes (a) 2,000 shares of Common Stock held by Mr. Arkowitz, (b) 67,500 shares of Common Stock which Mr. Arkowitz has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022, and (c) restricted stock units for 5,000 shares of Common Stock that vest within 60 days of April 25, 2022.

[11]	Includes 357,781 shares of Common Stock which Dr. Henn has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[12]	Includes 188,000 shares of Common Stock which Dr. Ausiello has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[13]	Includes 98,000 shares of Common Stock which Mr. Behar has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[14]

Includes (a) 3,589 shares of Common Stock held by Mr. Berenson and (b) 68,000 shares of Common Stock which Mr. Berenson has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[15]	Includes 68,000 shares of Common Stock which Mr. Biondi has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[16]	Includes 113,000 shares of Common Stock which Dr. Dere has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[17]	Includes 143,000 shares of Common Stock which Mr. Graves has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[18]	Includes 203,000 shares of Common Stock which Mr. Kender has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[19]	Includes 90,500 shares of Common Stock which Ms. Zausner has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022.

[20]

Consists of (a) 79,485 shares of Common Stock, (b) 3,997,322 shares of Common Stock which the holders have the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 25, 2022, and (c) restricted stock units for 5,000 shares of Common Stock that vest within 60 days of April 25, 2022.

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Our finance team is primarily responsible for developing and implementing procedures to obtain information regarding potential related person transactions and for determining whether a related person transaction requiring compliance with our policy exists. Our Chief Executive Officer then presents the related person transaction to our Audit Committee. In reviewing and approving any such transaction, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent of the related person’s interest in the transaction and the conflicts of interest and corporate opportunity provisions under our Code of Business Conduct and Ethics. No director may participate in approval of a related person transaction in which he or she is a related person. Our Audit Committee may also ratify related person transactions that were entered into by management because pre-approval was not feasible and transactions that were not initially recognized as related person transactions. If these transactions are not ratified, our management must make all reasonable efforts to cancel or annul such transactions. Our management must update our Audit Committee on material changes to any approved or ratified related person transaction and provide an annual status report on all then-current related person transactions.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2020.

TRANSACTIONS WITH RELATED PARTIES

In January 2016 we entered into the Collaboration and License Agreement (the “2016 License Agreement”) with Nestec Ltd., which was succeeded in interest by Société des Produits Nestlé S.A. (together with NHSc Pharma Partners, “Nestlé”), an affiliate of Nestlé Health Science US Holdings, Inc., which, together with Nestlé, holds approximately 8.6% of our Common Stock as of April 25, 2022, for the development and commercialization of certain of our product candidates in development for the treatment and management of Clostridium difficile infection (“CDI”) and inflammatory bowel disease (“IBD”), including ulcerative colitis and Crohn’s disease. The 2016 License Agreement supports the development of our portfolio of products for CDI and IBD in markets outside of the United States and Canada (the “2016 Licensed Territory”).

Under the 2016 License Agreement, we granted to Nestlé an exclusive, royalty-bearing license to develop and commercialize in the 2016 Licensed Territory certain products based on our microbiome technology that are being developed for the treatment of CDI and IBD, including SER-109, SER-262, SER-287 and SER-301 (collectively, the “2016 Collaboration Products”). The 2016 License Agreement sets forth our and Nestlé’s respective obligations for development, commercialization, regulatory and manufacturing and supply activities for the 2016 Collaboration Products with respect to the licensed fields and the 2016 Licensed Territory.

Under the 2016 License Agreement, Nestlé paid us an upfront cash payment of $120.0 million in February 2016 and has agreed to pay us tiered royalties, at percentages ranging from the high single digits to high teens, of net sales of 2016 Collaboration Products in the 2016 Licensed Territory. Additionally, Nestlé has agreed to pay us up to $660.0 million for the achievement of certain development and regulatory milestones and up to an aggregate of $1.125 billion for the achievement of certain commercial milestones related to the sales of 2016 Collaboration Products. We received a $10.0 million milestone payment in 2016 associated with the initiation of our Phase 1b study for

SER-262 in CDI and a $20.0 million milestone payment in 2017 associated with the initiation of our Phase 3 study of SER-109 in multiply recurrent CDI.

In November 2018, we executed the letter agreement with Nestlé (the “Letter Agreement”), modifying certain terms of the 2016 License Agreement. Under the Letter Agreement, Nestlé agreed to accelerate the payment of the $20.0 million Phase 3 commencement milestone to be payable upon the commencement of the Phase 2b study for SER-287. Further, based on the results of the Phase 2b study, the Letter Agreement modifies certain terms and conditions related to the extent and timing of expense reimbursement associated with the ongoing SER-287 clinical trials. The Phase 2b study was initiated and the $40.0 million of milestone payments were received in December 2018. We also received a $10.0 million milestone payment in 2020 associated with the initiation of our Phase 1b study for SER-301. To date, we have received $80.0 million in development milestones under the 2016 License Agreement and the Letter Agreement.

The 2016 License Agreement continues in effect until terminated by either us or Nestlé on the following bases: (i) Nestlé may terminate the 2016 License Agreement in the event of serious safety issues related to any of the 2016 Collaboration Products; (ii) we may terminate the 2016 License Agreement if Nestlé challenges the validity or enforceability of any of our licensed patents; and (iii) either we or Nestlé may terminate the 2016 License Agreement in the event of the other party’s uncured material breach or insolvency. Upon termination of the 2016 License Agreement, all licenses granted to Nestlé by us will terminate, and all rights in and to the 2016 Collaboration Products in the 2016 Licensed Territory will revert to us. If we commit a material breach of the 2016 License Agreement, Nestlé may elect not to terminate the 2016 License Agreement but instead apply specified adjustments to its payment obligations and other terms and conditions of the 2016 License Agreement.

In August 2020, we entered into a Securities Purchase Agreement with Nestlé for the sale of 959,002 shares of our Common Stock at a purchase price of $20.855 per share, for aggregate net proceeds of approximately $19.9 million after deducting offering expenses payable by us (the “concurrent placement”). The concurrent placement was contingent upon the closing of our August 2020 public offering in which we received net proceeds of approximately $243.7 million after deducting underwriting discounts and commissions and offering expenses payable by us.

In July 2021, we entered into a License Agreement (the “2021 License Agreement”) with Nestlé. Pursuant to the 2021 License Agreement, we granted to Nestlé, under certain of our patent rights and know how, a co-exclusive, sublicensable (under certain circumstances) license to develop, commercialize and conduct medical affairs activities for (i) therapeutic products based on our microbiome technology (including our SER-109 product candidate) that are developed by us or on our behalf for the treatment of CDI and recurrent CDI, as well as any other indications pursued for the products upon mutual agreement of the parties (the “2021 Field”), in the United States and Canada (the “2021 Licensed Territory”), and (ii) our SER-109 product candidate and any improvements and modifications thereto developed pursuant to the terms of the 2021 License Agreement (the “2021 Collaboration Products”) for any indications in the 2021 Licensed Territory.

The 2021 License Agreement sets forth the parties’ respective obligations for development, regulatory, commercialization, medical affairs, and manufacturing and supply activities for the 2021 Collaboration Products with respect to the 2021 Field and the 2021 Licensed Territory. Pursuant to the 2021 License Agreement, we are responsible for, and will use commercially reasonable efforts in, conducting development of SER-109 in the 2021 Field in the United States until first regulatory approval for SER-109 is obtained in the 2021 Field in the United States and in accordance with a development and regulatory activity plan, at our cost, subject to certain exceptions specified in the 2021 License Agreement. We are also responsible for all regulatory affairs related to 2021 Collaboration Products in the 2021 Field in the 2021 Licensed Territory, at its cost, except that expenses incurred for regulatory activities approved by a joint steering committee pursuant to a life cycle management plan for 2021 Collaboration Products are shared equally between the parties. We will be solely responsible for manufacturing and supplying 2021 Collaboration Products for development in the 2021 Field in the 2021 Licensed Territory.

Nestlé has the sole right to commercialize the 2021 Collaboration Products in the 2021 Licensed Territory in accordance with a commercialization plan, subject to our right to elect to provide up to a specified percentage of all promotional details for a certain target audience. Each party will use commercially reasonable efforts to commercialize the 2021 Collaboration Products in the 2021 Licensed Territory in accordance with the commercialization plan. Both parties will perform medical affairs activities for 2021 Collaboration Products in the 2021 Licensed Territory in accordance with a medical affairs plan. We will be solely responsible for the manufacturing and supply of 2021 Collaboration Products for commercialization under a supply agreement that will be entered into between the parties. We will be responsible for commercialization and medical affairs activities costs incurred by the parties until first commercial sale of the first 2021 Collaboration Product in the 2021 Licensed Territory and in accordance with a pre-launch plan, up to a specified cap. Following first commercial sale of the first 2021 Collaboration Product, we will be entitled to a royalty in an amount equal to approximately 50% of the commercial profits.

In exchange for the grant of the licenses under the 2021 License Agreement, Nestlé agreed to pay us a non-refundable, non-creditable and non-cancellable upfront payment of $175.0 million, which was received in July 2021. Nestlé also agreed to pay us an additional $125.0 million due upon FDA approval of SER-109, $10.0 million upon Canadian regulatory approval of SER-109, and sales target milestones payments totaling up to $225.0 million.

The 2021 License Agreement continues in effect until all development and commercialization activities for all 2021 Collaboration Products in the 2021 Licensed Territory have permanently ceased. The 2021 License Agreement may be terminated by either party upon sixty days’ written notice for the other party’s material breach that remains uncured during such sixty-day period, or immediately upon written notice for the other party’s insolvency. Nestlé may also terminate the 2021 License Agreement at-will (i) with twelve months’ prior written notice, effective only on or after the third anniversary of first commercial sale of the first 2021 Collaboration Product in the 2021 Licensed Territory, (ii) if first commercial sale of the first 2021 Collaboration Product in the 2021 Licensed Territory has not occurred by the fifth anniversary of the effective date of the 2021 License Agreement, with one hundred eighty days’ prior written notice, which must be provided during a specified period set forth in the 2021 License Agreement, or (iii) if regulatory approval for SER-109 is not granted after submission by us of a filing seeking first regulatory approval as set forth in the development and regulatory activity plan, and the parties fail to agree on further development of SER-109 in accordance with the terms of the 2021 License Agreement, with one hundred eighty days’ prior written notice, which must be provided within a specified period set forth in the 2021 License Agreement. We may also terminate the 2021 License Agreement immediately upon written notice if Nestlé challenges any licensed patent in the 2021 Licensed Territory.

Upon termination of the 2021 License Agreement, all licenses granted to Nestlé by us will terminate. If we commit a material breach of the 2021 License Agreement, Nestlé may elect not to terminate the 2021 License Agreement but instead apply specified adjustments to the payment terms and other terms and conditions of the 2021 License Agreement. The 2021 License Agreement contains customary representations and warranties by the parties, intellectual property provisions including ownership, patent prosecution, enforcement and defense, certain indemnification rights in favor of each party, and customary confidentiality provisions and limitations of liability.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our executive officers. For more information regarding the employment agreements with our named executive officers, see the section in this proxy statement entitled “Executive and Director Compensation—Employment Agreements.”

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Compensation and Talent Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2021, Paul R. Biondi, Kurt C. Graves, Richard N. Kender and Meryl S. Zausner served as members of our Compensation and Talent Committee. No member of our Compensation and Talent Committee during the fiscal year ended December 31, 2021 is or has been an officer or employee of our Company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer who served as a director on our Board or as a member of our Compensation and Talent Committee during the fiscal year ended December 31, 2021.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 200 Sidney Street, Cambridge, MA 02139 in writing not later than December 30, 2022.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than the close of business on February 22, 2023 and no later than the close of business on March 24, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 22, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 24, 2023.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Seres’ Annual Report on Form 10-K

A copy of Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 25, 2022 without charge upon written request addressed to:

Seres Therapeutics, Inc.

Attention: Secretary

200 Sidney Street

Cambridge, MA 02139

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2021 at www.serestherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Thomas J. DesRosier, Secretary

Cambridge, Massachusetts

April 29, 2022

SERES THERAPEUTICS, INC. 200 SIDNEY STREET CAMBRIDGE, MA 02139

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MCRB2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82347-P68775	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SERES THERAPEUTICS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐

Nominees:

01)	Dennis A. Ausiello, M.D.
02)	Willard H. Dere, M.D.
03)	Eric D. Shaff

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.						☐	☐	☐

3.	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.						☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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SERES THERAPEUTICS, INC. Annual Meeting of Stockholders June 22, 2022 8:00 AM EDT This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Eric D. Shaff and Thomas J. DesRosier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Seres Therapeutics, Inc. that the undersigned stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/MCRB2022 on June 22, 2022 at 8:00 AM EDT, and any adjournment, continuation, or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side